U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 24, 2018

WELLNESS MATRIX GROUP, INC.

(Exact Name of Company as Specified in its Charter)

Nevada	000–55981	83-1651962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17011 Beach Blvd. 9th Floor

Huntington Beach, CA 92647

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 310-990-0336

FUHUIYUAN INTERNATIONAL HOLDINGS LIMITED

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;

On August 24, 2018, the Company’s sole Director, Barry G. Migliorini, appointed Arnold F. Sock as the Company’s Secretary and Treasurer, and also appointed him a Director and member of the Board of Directors of the Company.

Mr. Sock has held the positions of President, Chief Financial Officer, and Secretary in public and private companies since 1983, in addition to directorships in public and private companies. He is currently an officer of the Choosing Independence Foundation, a non-profit corporation with funding programs for student college expenses, Wyoming Pacific Holdings, Inc., a transportation-focused blockchain enterprise, and also acts as securities counsel for several public companies. He holds degrees from Roger Williams University-B.S. in Accounting; The University of West Los Angeles School of Law - Juris Doctor; and Golden Gate University School of Law - Master of Laws. He is a member of the State Bar of California and was admitted to practice in June 1995.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Wellness Matrix Group, Inc.

Dated: August 30, 2018	/s/ Barry G. Migliorini
Barry G. Migliorini, President